UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

ART’S-WAY MANUFACTURING CO., INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514 (Address of principal executive offices) (Zip Code)

(712) 208-8467 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $.01 par value	ARTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On June 5, 2023, Art’s-Way Manufacturing, Co., Inc. (the “Company”) approved a plan for the permanent closure of its Tools segment, which is operated under Ohio Metal Working Products/Art’s Way Inc. dba American Carbide Tool, a wholly owned subsidiary of the Company. The planned closure is part of the Company’s ongoing focus of efforts and resources on the business segments that have historically been more profitable and that are expected to present greater long-term stockholder returns. A press release announcing this decision is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

The closure of American Carbide Tool (“ACT”) is not expected to have a significant financial impact during the third quarter of fiscal year 2023, when the Company anticipates the operations of American Carbide Tool will cease. The Company expects to generate cash from the liquidation of receivables, inventory and other assets of $950,000 after operations cease, which will be used to fund liquidation costs of approximately $200,000. Additionally, the Company will market ACT’s land, building and equipment for sale. The real estate has been appraised at greater than net book value. Proceeds from the sale of the property are not included in the above-noted cash and financial impact estimates. The Company expects to incur substantially all of these costs, and to complete its closure plan, by the end of the fiscal year ending November 30, 2023. Closure of the Tools business is expected to impact 15 employees. The labor union has been notified of the planned closure.

The foregoing estimates of the cash receipts and expenditures that the Company expects to incur in connection with its closure plan, and the timing for implementing such plan, are subject to a number of assumptions. Actual amounts may differ materially from projected expenditures. In addition, the Company may incur other expenditures and charges not currently contemplated due to unanticipated events that may occur, including but not limited to events related to the closure of the Tools business.

Item 8.01	Other Events.

The disclosure set forth in Item 2.05 is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description of Exhibit

	99.1	Press Release dated June 7, 2023

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2023

ART’S-WAY MANUFACTURING CO., INC.

/s/ David A. King
David A. King
President and Chief Executive Officer